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                                                                   EXHIBIT 99.2

                                    CONSENT


                                                      October 22, 1997


Travelers Group Inc.
388 Greenwich Street
New York, New York  10013


To the Board of Directors:


         I hereby consent to being named as a person about to become a director of Travelers Group Inc., a Delaware corporation ("Travelers"), in connection with the consummation of the merger (the "Merger") of Diamonds Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Travelers ("Sub"), into Salomon Inc ("Salomon"), pursuant to the Agreement and Plan of Merger, dated as of September 24, 1997, between Travelers, Sub and Salomon, in the Registration Statement on Form S-4 filed by Travelers with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), and to the filing of this Consent as an exhibit to the Registration Statement.


                                                 Sincerely,

                                                 /s/ Deryck C. Maughan
                                                 ------------------------------
                                                 Deryck C. Maughan